Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended October 2, 2005, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date
/s/ Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	November 9, 2005
/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	November 9, 2005
/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 9, 2005
/s/ David W. Devonshire David W. Devonshire	Director	November 9, 2005
/s/ Ivor J. Evans Ivor J. Evans	Director	November 9, 2005
/s/ Joseph P. Flannery Joseph P. Flannery	Director	November 9, 2005
/s/ William D. George, Jr. William D. George, Jr.	Director	November 9, 2005
/s/ Richard W. Hanselman Richard W. Hanselman	Director	November 9, 2005
/s/ Charles H. Harff Charles H. Harff	Director	November 9, 2005
/s/ Victoria B. Jackson Victoria B. Jackson	Director	November 9, 2005
/s/ James E. Marley James E. Marley	Director	November 9, 2005
/s/ William R. Newlin William R. Newlin	Director	November 9, 2005
/s/ Steven G. Rothmeier Steven G. Rothmeier	Director	November 9, 2005
/s/ Andrew J. Schindler Andrew J. Schindler	Director	November 9, 2005
/s/ James D. Donlon, III James D. Donlon, III	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 9, 2005